Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY, NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE, HAVE BEEN REGISTERED UNDER THE 1933 ACT OR ANY U.S. STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE AND FOREIGN SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

Issue Date: December 30, 2016

 Principal Amount: $50,000

18% UNSECURED CONVERTIBLE NOTE

1. General

1.1 FOR VALUE RECEIVED, REDSTONE LITERARY AGENTS, INC. (the “Company”) promises to pay to OCEANSIDE STRATEGIES INC., having an address at 10 MARKET STREET, #688, CAMANA BAY, CAYMAN ISLANDS KY1-9006 (or its registered assigns) (email: dain.currie@gmail.com, facsimile: 315-814-7862) (the “Holder”), the principal sum of FIFTY THOUSAND DOLLARS ($50,000) in lawful currency of the United States (the 1Principal Amount”) on or before December 30, 2021 (the “Maturity Date”), and to pay interest to the Holder on the Principal Amount at the rate of 18.0% per annum, in accordance with Section 0.

2. Definitions

2.1 For the purposes hereof, in addition to the terms defined elsewhere in this Note: (i) capitalized terms not otherwise defined herein have the meanings given to such terms in the Subscription Agreement, and (ii) the following terms shall have the following meanings:

(a)	“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other government action to close;

(b)	“Conversion Date” means the Business Day after the Holder provides the Conversion Notice to the Company for the conversion of any portion of the Principal Amount and accrued interest thereon into Conversion Shares pursuant to the terms of this Note;

(c)	“Conversion Notice” has the meaning set forth in Section 0;

(d)	“Conversion Price” means $0.03 per Conversion Share, subject to adjustment as provided in Section 0;

(e)	“Conversion Share” means a Share into which the Principal Amount, and accrued interest thereon, may be converted pursuant to the terms of this Note;

(f)	“Issue Date” has the meaning set forth on the first page of this Note;

(g)	“Party” means either the Company or the Holder, as applicable, and “Parties” means both of them;

(h)	“Person” means any individual, sole proprietorship, limited or unlimited liability corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, body corporate, joint venture, trust, pension fund, union, governmental authority, and a natural person including in such person’s capacity as trustee, heir, beneficiary, executor, administrator or other legal representative;

(i)	“Share” means a share of common stock in the capital of the Company; and

(j)	“Subscription Agreement” means the private placement subscription agreement between the Parties dated as of the Issue Date, as amended, modified or supplemented from time to time in accordance with its terms.

3. Subscription Agreement

3.1 The Holder has acquired this Note, and this Note has been issued, pursuant to the Subscription Agreement and this Note is subject in all respects to the terms of the Subscription Agreement and incorporates the terms of the Subscription Agreement, provided that, in the event of a conflict between this Note and the Subscription Agreement, the terms of this Note shall prevail.

4. Interest

4.1 The Company agrees to pay interest to the Holder on the Principal Amount at the rate of 18.0% per annum, compounded annually. Interest will be payable on the earlier of: (a) the Maturity Date, (b) any Conversion Date, and (c) the date that all amounts owing under this Note are prepaid by the Company in accordance with Section 0. Interest shall be calculated on the basis of a 365-day year and shall accrue daily, commencing on December 30, 2016, until payment in full of the Principal Amount and all other amounts that may become owing under this Note.

5. Conversion

5.1 The Parties agree that the Principal Amount, plus any accrued interest thereon, will, at the election of the Holder, be convertible into Conversion Shares subject to the limitations set forth in this Note. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder, and the Company shall not effect any conversion of this Note or otherwise issue any Conversion Shares pursuant hereto, to the extent (but only to the extent) that, after giving effect to such conversion, the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the issued and outstanding Shares after such conversion. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to the Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note or to issue Conversion Shares pursuant to this Section 0 shall have any effect on the applicability of the provisions of this Section 0 with respect to any subsequent determination of convertibility. For purposes of this Section 0, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the ”1934 Act”)

and the rules and regulations promulgated thereunder. The provisions of this Section 0 shall only be implemented in a manner otherwise than in strict conformity with the terms of this Section 0 to correct this Section 0 (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to the Maximum Percentage limitation. The limitations contained in this Section 0 shall apply to a successor holder of this Note. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Shares, including, without limitation, pursuant to this Note. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that: (a) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (b) any such increase or decrease will apply only to the Holder sending such notice.

5.2 In order to effect any conversion under this Note and subject to the limitations set forth in this Note, the Holder must provide written notice (the “Conversion Notice”) to the Company setting out the portion of the Principal Amount, and accrued interest thereon, that is to be converted into Conversion Shares.

5.3 The number of Conversion Shares issuable upon conversion of the Principal Amount to be converted shall be determined by the quotient obtained by dividing (x) by (y) where (x) is equal to the Principal Amount to be converted and (y) is the Conversion Price.

5.4 The number of Conversion Shares issuable upon conversion of any accrued and outstanding interest on this Note shall be determined by the quotient obtained by dividing (x) by (y) where (x) is equal to the amount of accrued interest on the Principal Amount to be converted and (y) is the Conversion Price.

5.5 Not later than five Business Days after any Conversion Date, the Company will deliver to the Holder a certificate representing the Conversion Shares (bearing such legends as may be required by applicable law) representing the aggregate number of Conversion Shares being acquired.

5.6 Upon any conversion hereunder, the Company shall not be required to issue any fraction of a Conversion Share, and the number of Conversion Shares shall be rounded down to the nearest whole number.

5.7 If the Company, at any time while this Note is outstanding: (a) subdivides outstanding Shares into a larger number of Shares, (b) combines (including by way of reverse split) outstanding Shares into a smaller number of Shares, or (c) issues, by reclassification of Shares, any equity securities of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares outstanding before such event and the denominator shall be the number of Shares outstanding after such event. Any adjustment made pursuant to this Section 0 shall become effective after the effective date of such subdivision, combination or re‑classification.

6. Repayment

6.1 Payment of this Note (less any tax required to be withheld by the Company) shall be paid to the Holder by the Company by cheque, wire transfer or such other method as may be mutually agreed to by the Parties from time to time.

7. Prepayment

7.1 Subject to Sections 0 and 0 of this Note, the Company shall pay to the Holder the Principal Amount, and accrued interest thereon, in cash on the Maturity Date. The Company may, at any time prior to the Maturity Date, upon ten calendar days’ prior written notice to the Holder (a “Prepayment Notice”), prepay any portion of the Principal Amount and accrued interest thereon, without the prior written consent of the Holder, provided that at the time of such prepayment the Holder is able to convert all amounts being prepaid without exceeding the Maximum Percentage.

7.2 The Prepayment Notice shall set forth the date on which prepayment is to occur, such date being no earlier than ten calendar days after the date of the Prepayment Notice and no later than the Maturity Date (in any case, the “Prepayment Date”), and shall set forth that portion of the Principal Amount to be prepaid, along with the calculated accrued interest thereon, as through and including the Prepayment Date (the “Prepayment Amount”).

7.3 The Prepayment Amount (less any tax required to be withheld by the Company) shall be paid to the Holder by the Company by cheque, wire transfer or such other method as may be mutually agreed to by the Parties from time to time. The mailing of such cheque, or payment by other means, by the Company on or before the Prepayment Date shall be deemed to be payment on the Prepayment Date unless the cheque is not paid upon presentation, or payment by such other means as may be mutually agreed to by the Parties is not received prior to the Prepayment Date. If only a part of the Principal Amount is to be prepaid, a new certificate for the balance of the Principal Amount shall be issued at the expense of the Company and delivered to the Holder, together with the cheque representing the Prepayment as provided for in this Section 0.

7.4 At any time after a Prepayment Notice is given, the Company shall have the right to deliver to the Holder, or to such other Person as may be directed by the Holder, the Prepayment Amount. Upon the delivery of the Prepayment Amount to the Holder being made, or upon the Prepayment Date, whichever is later, the Note shall be, and be deemed to be, paid and the rights of the Holder shall be limited to receiving, without interest, the amount so deposited. Any interest allowed on such deposit shall accrue to the Company.

8. Event of Default

8.1 For the purposes of this Note, the Company shall be in default upon the occurrence of any one or more of the following events (each such event being, an “Event of Default”):

(a)	the Company defaults in the payment of any amounts owing under this Note when due and the Company fails to cure such default within ten (10) Business Days after written notice of default is sent by the Holder to the Company;

(b)	the Company fails to issue the Conversion Shares within ten (10) Business Days after a Conversion Notice is delivered to the Company;

(c)	the Company files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent, or files any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or seeks, consents to, or acquiesces in, the appointment of any trustee, receiver or liquidator of the Company;

(d)	a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against the Company seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree remains unvacated and unstayed for an aggregate of 60 Business Days (whether or not consecutive)from the first date of entry thereof; or any trustee, receiver or liquidator of the Company is appointed without the consent or acquiescence of the Company and such appointment remains unvacated and unstayed for an aggregate of 60 Business Days (whether or not consecutive); or

(e)	the Company ceases or threatens to cease to carry on its business.

8.2 If any Event of Default occurs, subject to any cure period, the full Principal Amount, together with interest thereon accrued to the date of the Event of Default, shall become, at the Holder’s election, immediately due and payable in cash.  Upon payment of the full Principal Amount, together with accrued interest and any other amounts owing under this Note, this Note shall promptly be surrendered to or as directed by the Company.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may  immediately, subject to any cure period, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment of amounts owing under this Note shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

9. Notices

9.1 Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing, addressed to the Company, and delivered personally or by facsimile, email or overnight courier service to: 3250 Oakland Hills Court, Fairfield, CA 94534; Email: jgeiskopf@aol.com, Attn: Jimmy Geiskopf, or such other email address or physical address as the Company may notify the Holder of from time to time in accordance with Section 0.

9.2 Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing, addressed to the Holder, and delivered personally or by facsimile, email or overnight courier service to the address of the Holder appearing on the first page of this Note, or such other address as the Holder may notify the Company of from time to time in accordance with Section 0.

9.3 Any notice or other communication or delivery hereunder shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered by facsimile or email transmission prior to 5:30 p.m. (Pacific Standard Time) on a Business Day, (b) the second Business Day following the date of mailing, if sent by overnight courier service, or (c) upon actual receipt by the Party to whom such notice is required to be given.

10. Replacement of Note if Lost or Destroyed

If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the balance outstanding at such time with respect to the Principal Amount, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

11. Governing Law

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

12. Waivers

Any waiver by a Party of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of a Party to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

13. Usury

If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

14. Next Business Day

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment or other obligation shall be made on the next succeeding Business Day.

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15. Counterparts and Electronic Means

This Note may be executed in counterparts, each of which, when so executed and delivered, will constitute an original, and all of which together will constitute one instrument. Delivery of an executed copy of this Note by email transmission or other means of electronic communication capable of producing a printed copy, will be deemed to be execution and delivery of an original copy of this Note as of the Issue Date.

IN WITNESS WHEREOF, the Parties have caused this Note to be duly executed as of the Issue Date.

REDSTONE LITERARY AGENTS, INC. Per: /s/ James P. Geiskopf Authorized Signatory Name: James P. Geiskopf	OCEANSIDE STRATEGIES, INC. Per: /s/ Dain Currie Authorized Signatory Name: Dain Currie